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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) of AEGON USA Producer Stock Option and Award Plan for the registration of 3,500,000 Common Shares and to the incorporation by reference therein of our report dated March 25, 2008, with respect to the consolidated financial statements and schedules of AEGON, N.V., and the effectiveness of internal control over financial reporting of AEGON N.V., included in its Annual Report (Form 20-F) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

The Hague, December 2, 2008

Ernst & Young Accountants

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM